Exhibit 99.1

DANIELSON HOLDING CORPORATION ANNOUNCES
BOARD CHANGES

CHICAGO, IL – September 7, 2004 – Danielson Holding Corporation (AMEX:DHC) today announced that consistent with his previously reported intention to step down as a member of the Board of Directors before the end of the year, Samuel Zell, the current Chairman of the Board of Directors, has informed the company that he will not stand for re-election to the Board of Directors at this year’s annual meeting of stockholders to be held on October 5, 2004 in New York City.

Mr. Zell stated “I remain committed to Danielson as an investor, but I believe that the end of this term is the appropriate time to step down from the Board of Directors.” As Chairman of the Board, Mr. Zell oversaw Danielson’s recent acquisition of Covanta Energy Corporation and the integration of Covanta into the Danielson organization.

Danielson also announced that Martin J. Whitman, former Chairman and CEO of Danielson, and long-time director Eugene Isenberg have informed the Board that they will not stand for re-election to the Board at this year’s annual stockholder meeting.

Mr. Whitman, the Chairman of Third Avenue Management, stated “I will always have a strong affinity for Danielson, but I believe that this is a fitting time to step down from the Board as the company focuses its future on Covanta’s waste-to-energy business.” Third Avenue Management, one of Danielson’s largest stockholders, indicated that it remains committed to its investment in Danielson and that David M. Barse, President and Chief Executive Officer of Third Avenue Management, will remain on and seek re-election to Danielson’s Board of Directors.

Danielson also announced that as part of its succession plan, the Nominating and Governance Committee of the Board has nominated William C. Pate, Managing Director of Equity Group Investments, LLC and a current member of the Board, to succeed Mr. Zell as the Chairman of the Board of Directors following the annual meeting of stockholders. Mr. Pate’s appointment as Chairman of the Board is subject to his re-election to the Board by stockholders and the approval of the full Board of Directors at its meeting following the annual stockholders meeting.

Mr. Pate stated “Danielson’s Board of Directors, stockholders and employees recognize and appreciate the valuable contributions, guidance and dedication that all three of these fine directors have made to Danielson during their tenure and in particular during our successful acquisition of Covanta. They have clearly left a strong legacy and base upon which to continue to grow Danielson. I am also delighted that the Board has been bolstered with executives with broad experience in municipal affairs and waste-to-energy services.”

In addition, Danielson reported that Ronald J. Broglio, President of RJB Associates, a consulting firm specializing in energy and environmental solutions, and a former Managing Director of Waste-to-Energy for Waste Management International Ltd. with over 30 years of experience in the waste-to-energy business, has been nominated to the Danielson Board of Directors.

Danielson is an American Stock Exchange listed company, engaging in the energy, financial services and specialty insurance businesses through its subsidiaries. Danielson’s charter contains restrictions that prohibit parties from acquiring 5% or more of Danielson’s common stock without its prior consent.

Danielson’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Danielson and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Danielson cautions investors that any forward-looking statements made by Danielson are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Danielson and Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of Danielson’s Annual Report on Form 10-K for the year ended December 31, 2003 and in other securities filings by Danielson or Covanta. Although Danielson and Covanta believe that their plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Danielson’s and Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and neither Danielson nor Covanta has any or has undertaken any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

For more information generally, please contact:

FOR DANIELSON HOLDING CORPORATION

Doreen Lubeck
Danielson Holding Corporation
(312) 466-4030